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                                                                                          Exhibit 21.1


                                     THE NEIMAN MARCUS GROUP, INC.

                                       SUBSIDIARIES & AFFILIATES

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
                                       JURISDICTION
                                          OF
   SUBSIDIARY/AFFILIATE                INCORPORATION           STOCKHOLDER

   Bergdorf Goodman, Inc.              New York                Neiman Marcus Holdings, Inc.

   Bergdorf Graphics, Inc.             New York                Bergdorf Goodman, Inc.

   Chef s Catalog, Inc.                Delaware                The Neiman Marcus Group, Inc.

   Ermine Trading Corporation          California              The Neiman Marcus Group, Inc.

   NM Direct de Mexico, S.A. de C.V.   Mexico                  The Neiman Marcus Group, Inc.
                                                               Neiman Marcus Holdings, Inc.

   NM Financial Services, Inc.         Delaware                The Neiman Marcus Group, Inc.

   NM Nevada Trust                     Massachusetts           The Neiman Marcus Group, Inc.
                                                               Bergdorf Goodman, Inc.

   Neiman Marcus Funding Corporation   Delaware                The Neiman Marcus Group, Inc.

   Neiman Marcus Holdings, Inc.        California              The Neiman Marcus Group, Inc.

   Neiman Marcus Special Events, Inc.  Delaware                The Neiman Marcus Group, Inc.

   Pastille By Mail, Inc.              Delaware                The Neiman Marcus Group, Inc.

   Worth Avenue Leasing Company        Florida                 The Neiman Marcus Group, Inc.


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